UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2019

AtriCure, Inc.

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-51470 (Commission File Number)	34-1940305 (IRS Employer Identification No.)

7555 Innovation Way, Mason OH 45040

(Address of Principal Executive Offices, and Zip Code)

(513) 755-4100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	ATRC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 4, 2019, the Board of Directors (the “Board”) of AtriCure, Inc. (the “Company”) appointed Karen Prange and Daniel Florin to serve as Directors until the next Annual Meeting of Stockholders. The Board has determined that Ms. Prange and Mr. Florin are independent directors in accordance with guidelines that the Company has adopted, which also comply with the listing standards set forth by The NASDAQ Stock Market.

Ms. Prange was most recently Executive Vice President and Chief Executive Officer for the Global Animal Health, Medical and Dental Surgical Group at Henry Schein (Nasdaq: HSIC), where she led a business that generated over $6 billion of revenue across three different business units and was a member of the Executive Committee. Ms. Prange’s service with Henry Schein began in 2016 and ended in April 2018. Prior to her role at Henry Schein, she led the Urology and Pelvic Health business for Boston Scientific, Inc. (NYSE: BSX) from 2012 to 2016, and held various positions of increasing responsibility for 17 years at Johnson & Johnson (NYSE: JMJ), most recently as General Manager of the Micrus Endovascular and Codman Neurovascular businesses.

Mr. Florin is currently Executive Vice President at Zimmer Biomet Holdings (NYSE: ZBH), a position to which he was appointed in July 2019 upon announcing his intention to retire from the company. Previously, he served as Executive Vice President and Chief Financial Officer of the company since June 2015. In addition, he served as Interim Chief Executive Officer of the company from July 2017 to December 2017. Prior to Zimmer’s merger with Biomet, Mr. Florin served as Senior Vice President and Chief Financial Officer of Biomet from June 2007 to June 2015. Before joining Biomet, Mr. Florin held various roles at Boston Scientific, Inc., CR Bard, Inc. and Deloitte & Touche, LLP.

There is no arrangement or understanding between Ms. Prange or Mr. Florin and any other person pursuant to which they were appointed as Directors of the Company, and there have been no transactions nor are there any proposed transactions between the Company and Ms. Prange or Mr. Florin that would require disclosure pursuant to Item 404(a) of Regulation S-K. Ms. Prange and Mr. Florin will receive compensation for their service as directors in accordance with the Company’s compensation policies for non-employee directors as described in the Company’s proxy materials for its 2019 Annual Meeting of Stockholders.

A copy of the press release announcing Ms. Prange’s and Mr. Florin’s appointment is furnished as Exhibit 99.1 and incorporated by reference in this Item 5.02.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

No.    Description

99.1    Press Release dated December 4, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRICURE, INC.

Dated:	December 4, 2019	By:	/s/ M. Andrew Wade
M. Andrew Wade
Senior Vice President and Chief Financial Officer